EXHIBIT 99(a) (2)


                    CERTIFICATE OF TRUST OF ABC TrENDS TRUST

               This Certificate of Trust of ABC TrENDS Trust (the "Trust"), dated December 23, 1998, is being duly executed and filed by Donald J. Puglisi, as Trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

               1. Name. The name of the business trust formed hereby is ABC TrENDS Trust.

               2. Registered Office; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715. The name of the Trust's registered agent at such address is Donald J. Puglisi.

               3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

               4. Investment Company Act of 1940. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

               IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above-written.


                                             /s/ Donald J. Puglisi
                                             ------------------------------
                                              Donald J. Puglisi, as Trustee